Exhibit 99.1
    NASDAQ: WASH
Contact: Elizabeth B. Eckel
SVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 21, 2021
FOR IMMEDIATE RELEASE

Washington Trust Reports Second Quarter 2021 Earnings

WESTERLY, R.I., July 21, 2021 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced second quarter 2021 net income of $17.5 million, or $1.00 per diluted share, compared to net income of $20.5 million, or $1.17 per diluted share, for the first quarter of 2021.

"Washington Trust reported solid second quarter results, with strong performances across key business lines," stated Edward O. Handy III, Chairman and Chief Executive Officer. "Our wealth management division posted a record $7.4 billion in assets under administration and generated an all-time high $10.4 million in quarterly revenues. As the economic recovery continues, we have seen a revival of commercial lending activity."

Selected financial highlights for the second quarter of 2021 include:
•Returns on average equity and average assets for the second quarter were 12.92% and 1.20%, respectively, compared to 15.55% and 1.45%, respectively, in the preceding quarter.
•There was no provision for credit losses in the second quarter, compared to a negative $2.0 million in the preceding quarter.
•Wealth management revenues were $10.4 million for the second quarter, up by $533 thousand, or 5%, from the preceding quarter, mainly due to growth in asset-based revenues. Wealth management assets under administration ("AUA") amounted to a record $7.4 billion at June 30, 2021.
•Residential real estate loan origination volume was strong and totaled $489.4 million for the second quarter, up by $48.3 million, or 11%, from the preceding quarter and up by $63.2 million, or 15%, from the same period a year ago. While sales volume remained strong, mortgage banking revenues declined on a linked quarter basis reflecting lower sales yields in the secondary market.
•Total loans amounted to $4.3 billion, up by $105 million, or 3%, from the end of the preceding quarter and up by $12 million, or 0.3%, from a year ago. Total loans excluding Paycheck Protection Program ("PPP") loans amounted to $4.2 billion, up by $187 million, or 5%, from the end of the preceding quarter and up by $77 million, or 2%, from a year ago.
•In-market deposits (total deposits less out-of-market wholesale brokered deposits) amounted to $4.0 billion at June 30, 2021, down by $20 million, or 1%, from the end of the preceding quarter, and up by $421 million, or 12%, from a year ago.

Washington Trust
July 21, 2021
Net Interest Income
Net interest income was $34.8 million for the second quarter of 2021, up by $1.9 million, or 6%, from the first quarter of 2021. The net interest margin was 2.55% for the second quarter, up by 4 basis points from the preceding quarter. Both net interest income and the net interest margin benefited from commercial loan prepayment fee income. Commercial loan prepayment fee income amounted to $717 thousand, or 5 basis points, in the second quarter of 2021, compared to $217 thousand, or 2 basis points, in the preceding quarter. Linked quarter changes included:
•Average interest-earning assets increased by $140 million, with an increase of $114 million in average investment securities and an increase in average loans of $42 million. The yield on interest-earning assets for the second quarter was 2.85%, down by 5 basis points from the preceding quarter. Excluding the impact of commercial loan prepayment fee income for both periods, the yield on interest-earning assets for the second quarter was 2.79%, down by 9 basis points from 2.88% in the preceding quarter, mainly due to a lower yield on the average balances of investment securities and residential real estate loans.
•Average interest-bearing liabilities increased by $111 million, with an increase of $113 million in average in-market deposits, partially offset by a decrease of $3 million in average wholesale funding balances. The cost of interest-bearing liabilities for the second quarter of 2021 was 0.38%, down by 12 basis points from the preceding quarter, reflecting the impact of lower market interest rates.

Noninterest Income
Noninterest income totaled $20.6 million for the second quarter of 2021, down by $5.4 million, or 21%, from the first quarter of 2021. As previously disclosed, included in other noninterest income in the first quarter of 2021 was income of $1.0 million associated with a settlement. Excluding the impact of the aforementioned item, noninterest income was down by $4.4 million, or 18%. Linked quarter changes included:
•Wealth management revenues amounted to $10.4 million in the second quarter of 2021, up by $533 thousand, or 5%, on a linked quarter basis. This included an increase in asset-based revenues of $408 thousand, or 4%, and an increase in transaction-based revenues of $125 thousand, or 40%, from the preceding quarter. The linked quarter increase in transaction-based revenues was largely due to higher tax reporting and preparation fee income.
Wealth management AUA amounted to $7.4 billion at June 30, 2021, up by $392 million, or 6%, from March 31, 2021. The increase reflected net investment appreciation of $368 million and net client asset inflows of $24 million in the second quarter of 2021. The average balance of AUA for the second quarter of 2021 increased by approximately $359 million, or 5%, from the average balance for the preceding quarter.
•Mortgage banking revenues totaled $6.0 million for the second quarter of 2021, down by $5.9 million, or 50%, from the first quarter of 2021, mainly due to a lower sales yield on loans sold to the secondary market. Mortgage loans sold to the secondary market amounted to $291 million in the second quarter of 2021, down by $1 million, or 1%, from the preceding quarter. Also included in mortgage banking revenues was a decrease in the fair value of mortgage loan commitments as of June 30, 2021.
•Loan related derivative income was $1.2 million in the second quarter of 2021, up by $708 thousand from the preceding quarter, reflecting a higher volume of commercial borrower transactions.

Washington Trust
July 21, 2021
Noninterest Expense
Noninterest expense totaled $33.0 million for the second quarter of 2021, down by $1.7 million, or 5%, from the first quarter of 2021. Debt prepayment penalty expense recognized on the prepayment of higher-yielding FHLB advances amounted to $895 thousand in the second quarter of 2021 and $3.3 million in the first quarter of 2021. Excluding the impact of debt prepayment penalty expense from both periods, noninterest expense was up by $739 thousand, or 2%, from the first quarter of 2021. Linked quarter changes included:
•Salaries and employee benefits expense, our largest noninterest expense, amounted to $22.1 million for the second quarter of 2021, up by $555 thousand, or 3%, from the preceding quarter largely due to increases in performance-based compensation accruals.
•Advertising and promotion expense was up by $338 thousand from the preceding quarter, largely due to timing of such activities.

Income Tax
Income tax expense totaled $4.9 million for the second quarter of 2021, down by $786 thousand from the preceding quarter, reflecting a lower level of pre-tax income. The effective tax rate for the second quarter of 2021 was 21.8%, compared to 21.7% in the preceding quarter. Based on current federal and applicable state income statutes, the Corporation currently expects its full-year 2021 effective tax rate to be approximately 22.0%.

Investment Securities
The securities portfolio totaled $1.1 billion at June 30, 2021, up by $104 million, or 11%, from March 31, 2021, reflecting purchases of U.S. government agency and U.S. government-sponsored debt securities, including mortgage-backed securities, which were partially offset by routine pay-downs on mortgage-backed securities. Purchases of debt securities in the second quarter 2021 totaled $194 million, with a weighted average yield of 1.91%. Securities represented 18% of total assets at June 30, 2021, compared to 17% of total assets at March 31, 2021.

Loans
Total loans amounted to $4.3 billion at June 30, 2021, up by $105 million, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans decreased by $25 million, or 1.0%, from March 31, 2021, which included a net reduction in PPP loans of $82 million. Excluding PPP loans, commercial loans increased by $57 million, or 3%, from March 31, 2021, reflecting commercial loan originations and construction advances totaling $162 million, partially offset by payoffs and pay-downs of $103 million.
•Residential real estate loans increased by $133 million, or 9%, from March 31, 2021. The increase reflects a higher proportion of loans originated for portfolio, as well as purchases of $39 million of loans with a weighted average rate of 2.74%. The purchased loans were individually evaluated to our underwriting standards and are predominantly secured by properties in Massachusetts.
•The consumer loan portfolio decreased by $2.8 million, or 1% from the balance at March 31, 2021.

Washington Trust
July 21, 2021
Deposits and Borrowings
Total deposits amounted to $4.7 billion at June 30, 2021, up by $177 million, or 4%, from the end of the preceding quarter. Included in total deposits are out-of-market wholesale brokered time deposits, which increased by $197 million, or 37%, from March 31, 2021. Excluding wholesale brokered time deposits, in-market deposits at June 30, 2021 were down by $20 million, or 1%, from the end of the preceding quarter. This decrease reflected seasonal outflows of various institutional and governmental depositors based on their underlying business cycles, as well as outflows associated with utilization of PPP loan funds for customers' business needs.

FHLB advances totaled $409 million at June 30, 2021, down by $58 million from March 31, 2021.

Asset Quality
Nonperforming assets amounted to $10.5 million at June 30, 2021, down by $2.5 million from the end of the preceding quarter. Total nonaccrual loans amounted to $10.5 million, or 0.24% of total loans, at June 30, 2021, compared to $13.0 million, or 0.31% of total loans, at March 31, 2021.

Total past due loans amounted to $8.5 million, or 0.20% of total loans, at June 30, 2021, compared to $10.9 million, or 0.26% of total loans, at March 31, 2021.

Total troubled debt restructured loans ("TDR") amounted to $10.8 million as of June 30, 2021, down by $3.5 million from March 31, 2021, reflecting payoffs.

Washington Trust has processed loan payment deferral modifications, or "deferments", on 654 loans totaling $728 million since the beginning of the second quarter of 2020, in response to the COVID-19 pandemic. The majority of these deferments qualified as eligible loan modifications under Section 4013 of the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act"), as amended, and therefore, were not required to be classified as TDRs and were not reported as past due. As of June 30, 2021, active deferments remain on 22 loans totaling $93.4 million, or 2% of the outstanding balance of total loans excluding PPP loan balances. This is down from active deferments on 88 loans totaling $191.4 million, or 5% of the outstanding balance of total loans excluding PPP loan balances, as of March 31, 2021.

The allowance for credit losses ("ACL") on loans amounted to $41.9 million, or 0.97% of total loans, at June 30, 2021, compared to $42.1 million, or 1.00% of total loans, at March 31, 2021. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, amounted to $2.3 million at June 30, 2021, unchanged from the balances at March 31, 2021.

In the second quarter of 2021, no provision for credit losses was recognized in earnings, compared to a provision for credit losses of negative $2.0 million in the preceding quarter. The provision for credit losses and the related ACL reflected our current estimate of forecasted economic conditions and continued stable asset quality metrics. In the second quarter of 2021, net charge-offs of $258 thousand were recognized, compared to $18 thousand in the preceding quarter.

Washington Trust
July 21, 2021
Capital and Dividends
Total shareholders' equity was $547.9 million at June 30, 2021, up by $14.3 million from March 31, 2021. This increase included net income of $17.5 million, as well as an increase of $4.9 million in the accumulated other comprehensive income component of shareholders' equity largely due to a temporary increase in the fair value of available for sale debt securities, partially offset by $9.1 million in dividend declarations.

Capital levels at June 30, 2021 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.65% at June 30, 2021, compared to 13.85% at March 31, 2021.

Book value per share amounted to $31.63 at June 30, 2021, compared to $30.83 at March 31, 2021.

The Board of Directors declared a quarterly dividend of 52 cents per share for the quarter ended June 30, 2021. The dividend was paid on July 9, 2021 to shareholders of record on July 1, 2021.

Conference Call
Washington Trust will host a conference call to discuss its second quarter results, business highlights and outlook on Thursday, July 22, 2021 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-844-378-6480. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-344-7529 and entering the Replay PIN Number 10158379; the audio replay will be available through August 5, 2021. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through September 30, 2021.

Washington Trust
July 21, 2021
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; the possibility that future credits losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; decreases in the value of securities and other assets; reductions in loan demand; changes in loan collectability, increases in defaults and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; reputational risk relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Assets:
Cash and due from banks	$127,743	$166,960	$194,143	$204,113	$215,601
Short-term investments	4,463	3,783	8,125	7,902	7,739
Mortgage loans held for sale, at fair value	31,492	77,450	61,614	68,095	43,997
Available for sale debt securities, at fair value	1,052,577	948,094	894,571	913,850	938,446
Federal Home Loan Bank stock, at cost	22,757	24,772	30,285	37,469	50,017
Loans:
Total loans	4,299,800	4,194,666	4,195,990	4,282,047	4,287,641
Less: allowance for credit losses on loans	41,879	42,137	44,106	42,645	41,441
Net loans	4,257,921	4,152,529	4,151,884	4,239,402	4,246,200
Premises and equipment, net	29,031	28,953	28,870	27,711	28,067
Operating lease right-of-use assets	28,329	28,761	29,521	29,861	27,022
Investment in bank-owned life insurance	92,355	84,749	84,193	83,623	83,056
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,853	6,079	6,305	6,530	6,759
Other assets	135,550	133,350	159,749	167,327	166,147
Total assets	$5,851,980	$5,719,389	$5,713,169	$5,849,792	$5,876,960
Liabilities:
Deposits:
Noninterest-bearing deposits	$901,801	$932,999	$832,287	$840,444	$815,770
Interest-bearing deposits	3,823,858	3,616,143	3,546,066	3,445,249	3,285,666
Total deposits	4,725,659	4,549,142	4,378,353	4,285,693	4,101,436
Federal Home Loan Bank advances	408,592	466,912	593,859	713,868	1,005,051
Payment Protection Program Lending Facility	—	—	—	105,746	38,900
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	30,558	30,974	31,717	32,012	29,125
Other liabilities	116,634	116,081	152,364	162,099	159,604
Total liabilities	5,304,124	5,185,790	5,178,974	5,322,099	5,356,797
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	125,442	124,882	125,610	124,768	123,684
Retained earnings	437,927	429,598	418,246	408,773	399,386
Accumulated other comprehensive (loss) income	(15,128)	(20,006)	(7,391)	(3,403)	(462)
Treasury stock, at cost	(1,470)	(1,960)	(3,355)	(3,530)	(3,530)
Total shareholders’ equity	547,856	533,599	534,195	527,693	520,163
Total liabilities and shareholders’ equity	$5,851,980	$5,719,389	$5,713,169	$5,849,792	$5,876,960

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Interest income:
Interest and fees on loans	$34,820	$34,159	$34,487	$34,925	$36,005	$68,979	$76,013
Interest on mortgage loans held for sale	405	441	569	468	440	846	725
Taxable interest on debt securities	3,441	3,242	3,869	4,870	5,477	6,683	11,311
Dividends on Federal Home Loan Bank stock	110	133	414	532	654	243	1,294
Other interest income	32	33	35	39	36	65	385
Total interest and dividend income	38,808	38,008	39,374	40,834	42,612	76,816	89,728
Interest expense:
Deposits	2,961	3,663	4,632	5,532	7,112	6,624	15,648
Federal Home Loan Bank advances	1,001	1,380	2,305	3,354	4,382	2,381	10,147
Junior subordinated debentures	92	94	122	135	171	186	384
Other interest expense	—	—	72	159	2	—	2
Total interest expense	4,054	5,137	7,131	9,180	11,667	9,191	26,181
Net interest income	34,754	32,871	32,243	31,654	30,945	67,625	63,547
Provision for credit losses	—	(2,000)	1,781	1,325	2,200	(2,000)	9,236
Net interest income after provision for credit losses	34,754	34,871	30,462	30,329	28,745	69,625	54,311
Noninterest income:
Wealth management revenues	10,428	9,895	9,206	8,954	8,605	20,323	17,294
Mortgage banking revenues	5,994	11,927	14,077	12,353	14,851	17,921	20,947
Card interchange fees	1,316	1,133	1,148	1,161	1,031	2,449	1,978
Service charges on deposit accounts	635	609	767	598	517	1,244	1,377
Loan related derivative income	1,175	467	173	1,264	99	1,642	2,554
Income from bank-owned life insurance	607	556	569	567	791	1,163	1,355
Other income	438	1,387	1,787	571	426	1,825	742
Total noninterest income	20,593	25,974	27,727	25,468	26,320	46,567	46,247
Noninterest expense:
Salaries and employee benefits	22,082	21,527	22,075	21,892	19,464	43,609	38,932
Outsourced services	3,217	3,200	2,950	3,160	2,784	6,417	5,784
Net occupancy	2,042	2,128	2,083	2,012	1,909	4,170	3,928
Equipment	975	994	1,025	934	895	1,969	1,872
Legal, audit and professional fees	678	597	1,014	1,252	659	1,275	1,481
FDIC deposit insurance costs	374	345	330	392	674	719	1,096
Advertising and promotion	560	222	640	384	186	782	445
Amortization of intangibles	225	226	226	228	230	451	460
Debt prepayment penalties	895	3,335	1,413	—	—	4,230	—
Other expenses	1,964	2,139	2,353	2,090	1,677	4,103	4,933
Total noninterest expense	33,012	34,713	34,109	32,344	28,478	67,725	58,931
Income before income taxes	22,335	26,132	24,080	23,453	26,587	48,467	41,627
Income tax expense	4,875	5,661	5,514	5,131	5,547	10,536	8,686
Net income	$17,460	$20,471	$18,566	$18,322	$21,040	$37,931	$32,941

Net income available to common shareholders	$17,408	$20,415	$18,524	$18,285	$21,000	$37,823	$32,869

Weighted average common shares outstanding:
Basic	17,314	17,275	17,264	17,260	17,257	17,295	17,301
Diluted	17,436	17,431	17,360	17,317	17,292	17,445	17,377
Earnings per common share:
Basic	$1.01	$1.18	$1.07	$1.06	$1.22	$2.19	$1.90
Diluted	$1.00	$1.17	$1.07	$1.06	$1.21	$2.17	$1.89

Cash dividends declared per share	$0.52	$0.52	$0.52	$0.51	$0.51	$1.04	$1.02

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Share and Equity Related Data:
Book value per share	$31.63	$30.83	$30.94	$30.57	$30.14
Tangible book value per share - Non-GAAP (1)	$27.60	$26.79	$26.87	$26.49	$26.04
Market value per share	$51.35	$51.63	$44.80	$30.66	$32.75
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,320	17,306	17,265	17,260	17,260

Capital Ratios (2):
Tier 1 risk-based capital	12.82%	12.99%	12.61%	12.23%	11.95%
Total risk-based capital	13.65%	13.85%	13.51%	13.09%	12.78%
Tier 1 leverage ratio	9.07%	9.11%	8.95%	8.77%	8.42%
Common equity tier 1	12.28%	12.43%	12.06%	11.69%	11.40%

Balance Sheet Ratios:
Equity to assets	9.36%	9.33%	9.35%	9.02%	8.85%
Tangible equity to tangible assets - Non-GAAP (1)	8.27%	8.21%	8.22%	7.91%	7.74%
Loans to deposits (3)	90.8%	93.0%	96.2%	100.5%	104.6%

						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Performance Ratios (4):
Net interest margin (5)	2.55%	2.51%	2.39%	2.31%	2.31%	2.53%	2.46%
Return on average assets (net income divided by average assets)	1.20%	1.45%	1.28%	1.24%	1.46%	1.32%	1.18%
Return on average tangible assets - Non-GAAP (1)	1.22%	1.47%	1.30%	1.26%	1.48%	1.34%	1.20%
Return on average equity (net income available for common shareholders divided by average equity)	12.92%	15.55%	13.96%	13.99%	16.51%	14.22%	13.03%
Return on average tangible equity - Non-GAAP (1)	14.84%	17.91%	16.10%	16.19%	19.15%	16.35%	15.14%
Efficiency ratio (6)	59.6%	59.0%	56.9%	56.6%	49.7%	59.3%	53.7%

(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for June 30, 2021 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,991	$9,583	$9,066	$8,786	$8,156	$19,574	$16,511
Transaction-based revenues	437	312	140	168	449	749	783
Total wealth management revenues	$10,428	$9,895	$9,206	$8,954	$8,605	$20,323	$17,294

Assets Under Administration (AUA):
Balance at beginning of period	$7,049,226	$6,866,737	$6,395,652	$6,138,845	$5,337,733	$6,866,737	$6,235,801
Net investment appreciation (depreciation) & income	368,383	208,953	540,189	335,209	671,602	577,336	(101,133)
Net client asset inflows (outflows)	23,910	(26,464)	(69,104)	(78,402)	129,510	(2,554)	4,177
Balance at end of period	$7,441,519	$7,049,226	$6,866,737	$6,395,652	$6,138,845	$7,441,519	$6,138,845

Percentage of AUA that are managed assets	92%	91%	91%	90%	90%	92%	90%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$8,562	$13,745	$13,394	$14,280	$10,646	$22,307	$14,334
Unrealized (losses) gains, net (2)	(2,543)	(1,888)	813	(1,555)	4,415	(4,431)	6,740
Loan servicing fee income, net (3)	(25)	70	(130)	(372)	(210)	45	(127)
Total mortgage banking revenues	$5,994	$11,927	$14,077	$12,353	$14,851	$17,921	$20,947

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$244,821	$131,791	$134,002	$132,726	$126,894	$376,612	$235,392
Originations for sale to secondary market (5)	244,562	309,325	312,226	377,137	299,321	553,887	482,543
Total mortgage loan originations	$489,383	$441,116	$446,228	$509,863	$426,215	$930,499	$717,935

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$235,280	$226,645	$240,104	$317,920	$246,945	$461,925	$291,443
Sold with servicing rights released (5)	55,278	65,374	78,072	36,250	58,279	120,652	175,972
Total mortgage loans sold	$290,558	$292,019	$318,176	$354,170	$305,224	$582,577	$467,415
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value adjustments on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Loans:
Commercial real estate (1)	$1,669,624	$1,618,540	$1,633,024	$1,665,745	$1,630,998
Commercial & industrial	764,509	840,585	817,408	822,269	852,445
Total commercial	2,434,133	2,459,125	2,450,432	2,488,014	2,483,443

Residential real estate (2)	1,590,389	1,457,490	1,467,312	1,506,726	1,508,223

Home equity	254,802	256,799	259,185	268,551	277,632
Other	20,476	21,252	19,061	18,756	18,343
Total consumer	275,278	278,051	278,246	287,307	295,975
Total loans	$4,299,800	$4,194,666	$4,195,990	$4,282,047	$4,287,641
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	June 30, 2021			December 31, 2020
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	133	$536,928	32%	137	$524,874	32%
Retail	127	342,983	21	136	339,569	21
Office	66	256,030	15	73	290,756	18
Hospitality	38	173,715	10	40	157,720	10
Healthcare	15	134,689	8	15	109,321	7
Industrial and warehouse	33	108,842	7	28	97,055	6
Commercial mixed use	21	40,980	2	22	42,405	3
Other	39	75,457	5	38	71,324	3
Commercial real estate loans	472	$1,669,624	100%	489	$1,633,024	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	224	$198,099	26%	253	$200,217	24%
Accommodation and food services	284	74,272	10	271	47,020	6
Manufacturing	123	68,908	9	146	88,802	11
Owner occupied and other real estate	230	68,480	9	268	74,309	9
Retail	162	56,969	7	192	63,895	8
Educational services	46	50,872	7	53	64,969	8
Entertainment and recreation	95	35,823	5	91	29,415	4
Finance and insurance	81	31,071	4	106	26,244	3
Information	26	26,542	3	32	28,394	3
Transportation and warehousing	45	22,967	3	42	24,061	3
Public administration	25	18,984	2	26	23,319	3
Professional, scientific and technical	207	18,595	2	265	39,295	5
Other	724	92,927	13	772	107,468	13
Commercial & industrial loans	2,272	$764,509	100%	2,517	$817,408	100%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL LOAN PORTFOLIO INFORMATION
(Unaudited; Dollars in thousands)

	June 30, 2021			December 31, 2020
	Count	Balance	% of Total	Count	Balance	% of Total
PPP Loans By Industry:
Accommodation and food services	230	$37,089	25%	209	$23,678	12%
Healthcare and social assistance	155	28,902	20	173	47,354	24
Professional, scientific and technical	170	11,409	8	220	20,031	10
Retail	103	10,117	7	134	12,107	6
Manufacturing	70	9,844	7	89	23,321	12
Entertainment and recreation	65	3,839	3	61	3,386	2
Educational services	28	3,352	2	32	9,681	5
Owner occupied and other real estate	80	3,349	2	115	9,241	5
Information	15	2,912	2	20	2,478	1
Transportation and warehousing	20	1,937	1	21	2,059	1
Finance and insurance	27	759	1	55	2,000	1
Public administration	6	445	—	4	483	—
Other	544	33,016	22	573	43,961	21
Total PPP loans (included in the commercial & industrial loan portfolio)	1,513	$146,970	100%	1,706	$199,780	100%

Average PPP loan size		$97			$117
Net unamortized fees on PPP loans		$4,874			$3,893

	June 30, 2021			March 31, 2021
	Count	Balance	% of Outstanding Balance, excl PPP loans (1)	Count	Balance	% of Outstanding Balance, excl PPP loans (1)
Loan Deferments by Portfolio:
Commercial real estate deferments	14	$87,363	5%	28	$137,933	9%
Commercial & industrial deferments	—	—	—	17	29,416	5
Total commercial deferments	14	87,363	5	45	167,349	8

Residential real estate deferments	8	6,027	—	38	23,350	2

Total consumer deferments	—	—	—	5	687	—
Total loan deferments	22	$93,390	2%	88	$191,386	5%
(1)Percent of respective outstanding portfolio segment balance excluding balance of PPP loans for each respective period.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	June 30, 2021		December 31, 2020
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$635,974	38%	$649,919	40%
Massachusetts	471,426	28	468,947	29
Rhode Island	470,341	28	431,133	26
Subtotal	1,577,741	94	1,549,999	95
All other states	91,883	6	83,025	5
Total commercial real estate loans	$1,669,624	100%	$1,633,024	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,097,453	69%	$994,800	68%
Rhode Island	343,035	22	331,713	23
Connecticut	129,142	8	122,102	8
Subtotal	1,569,630	99	1,448,615	99
All other states	20,759	1	18,697	1
Total residential real estate loans	$1,590,389	100%	$1,467,312	100%

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Deposits:
Noninterest-bearing demand deposits	$901,801	$932,999	$832,287	$840,444	$815,770
Interest-bearing demand deposits	174,165	171,571	174,290	170,198	158,343
NOW accounts	774,693	745,376	698,706	644,909	617,792
Money market accounts	941,511	950,413	910,167	877,536	834,954
Savings accounts	524,155	511,759	466,507	439,383	417,195
Time deposits (in-market)	677,061	701,524	704,855	729,058	728,801
In-market deposits	3,993,386	4,013,642	3,786,812	3,701,528	3,572,855
Wholesale brokered time deposits	732,273	535,500	591,541	584,165	528,581
Total deposits	$4,725,659	$4,549,142	$4,378,353	$4,285,693	$4,101,436

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Asset Quality Ratios:
Nonperforming assets to total assets	0.18%	0.23%	0.23%	0.25%	0.27%
Nonaccrual loans to total loans	0.24%	0.31%	0.31%	0.34%	0.37%
Total past due loans to total loans	0.20%	0.26%	0.30%	0.24%	0.34%
Allowance for credit losses on loans to nonaccrual loans	399.57%	324.56%	334.21%	289.31%	258.73%
Allowance for credit losses on loans to total loans	0.97%	1.00%	1.05%	1.00%	0.97%

Nonperforming Assets:
Commercial real estate	$—	$—	$—	$431	$431
Commercial & industrial	539	—	—	—	—
Total commercial	539	—	—	431	431
Residential real estate	8,926	11,748	11,981	12,792	13,850
Home equity	1,016	1,147	1,128	1,429	1,648
Other consumer	—	88	88	88	88
Total consumer	1,016	1,235	1,216	1,517	1,736
Total nonaccrual loans	10,481	12,983	13,197	14,740	16,017
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$10,481	$12,983	$13,197	$14,740	$16,017

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$265	$431	$431
Commercial & industrial	540	1	3	21	3
Total commercial	540	1	268	452	434
Residential real estate	6,656	9,661	10,339	8,081	12,499
Home equity	1,231	1,131	1,667	1,753	1,633
Other consumer	28	119	118	108	106
Total consumer	1,259	1,250	1,785	1,861	1,739
Total past due loans	$8,455	$10,912	$12,392	$10,394	$14,672

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$5,773	$8,356	$8,521	$8,799	$10,553

Troubled Debt Restructurings:
Accruing TDRs	$8,541	$12,358	$13,340	$5,709	$5,473
Nonaccrual TDRs	2,278	1,935	2,345	2,894	998
Total TDRs	$10,819	$14,293	$15,685	$8,603	$6,471

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Nonaccrual Loan Activity:
Balance at beginning of period	$12,983	$13,197	$14,740	$16,017	$17,918	$13,197	$17,408
Additions to nonaccrual status	537	734	707	971	237	1,271	1,966
Loans returned to accruing status	(874)	(3)	(1,112)	(1,623)	(154)	(877)	(547)
Loans charged-off	(317)	(64)	(246)	(111)	(325)	(381)	(960)
Loans transferred to other real estate owned	—	—	(285)	—	—	—	(28)
Payments, payoffs and other changes	(1,848)	(881)	(607)	(514)	(1,659)	(2,729)	(1,822)
Balance at end of period	$10,481	$12,983	$13,197	$14,740	$16,017	$10,481	$16,017

Allowance for Credit Losses on Loans:
Balance at beginning of period	$42,137	$44,106	$42,645	$41,441	$39,665	$44,106	$27,014
Adoption of CECL accounting standard (Topic 326)	—	—	—	—	—	—	6,501
Provision for credit losses on loans (1)	—	(1,951)	1,579	1,300	2,084	(1,951)	8,857
Charge-offs	(317)	(64)	(245)	(111)	(326)	(381)	(961)
Recoveries	59	46	127	15	18	105	30
Balance at end of period	$41,879	$42,137	$44,106	$42,645	$41,441	$41,879	$41,441

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,333	$2,382	$2,180	$2,155	$2,039	$2,382	$293
Adoption of CECL accounting standard (Topic 326)	—	—	—	—	—	—	1,483
Provision for credit losses on unfunded commitments (1)	—	(49)	202	25	116	(49)	379
Balance at end of period (2)	$2,333	$2,333	$2,382	$2,180	$2,155	$2,333	$2,155
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	$133	$—	$19	$—	$172
Commercial & industrial	302	1	(12)	—	284	303	574
Total commercial	302	1	121	—	303	303	746
Residential real estate	(47)	17	(20)	99	—	(30)	—
Home equity	(4)	(2)	9	(4)	(5)	(6)	167
Other consumer	7	2	8	1	10	9	18
Total consumer	3	—	17	(3)	5	3	185
Total	$258	$18	$118	$96	$308	$276	$931

Net charge-offs to average loans (annualized)	0.02%	—%	0.01%	0.01%	0.03%	0.01%	0.04%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	June 30, 2021			March 31, 2021			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$146,313	$32	0.09%	$154,895	$33	0.09%	($8,582)	($1)	—%
Mortgage loans held for sale	57,473	405	2.83	61,408	441	2.91	(3,935)	(36)	(0.08)
Taxable debt securities	1,029,933	3,441	1.34	915,864	3,242	1.44	114,069	199	(0.10)
FHLB stock	25,128	110	1.76	28,867	133	1.87	(3,739)	(23)	(0.11)
Commercial real estate	1,639,515	11,701	2.86	1,625,859	11,359	2.83	13,656	342	0.03
Commercial & industrial	807,598	8,113	4.03	839,740	7,866	3.80	(32,142)	247	0.23
Total commercial	2,447,113	19,814	3.25	2,465,599	19,225	3.16	(18,486)	589	0.09
Residential real estate	1,514,487	12,920	3.42	1,454,323	12,817	3.57	60,164	103	(0.15)
Home equity	257,257	2,056	3.21	257,733	2,122	3.34	(476)	(66)	(0.13)
Other	20,979	253	4.84	20,106	241	4.86	873	12	(0.02)
Total consumer	278,236	2,309	3.33	277,839	2,363	3.45	397	(54)	(0.12)
Total loans	4,239,836	35,043	3.32	4,197,761	34,405	3.32	42,075	638	—
Total interest-earning assets	5,498,683	39,031	2.85	5,358,795	38,254	2.90	139,888	777	(0.05)
Noninterest-earning assets	334,742			353,136			(18,394)
Total assets	$5,833,425			$5,711,931			$121,494
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$182,465	$49	0.11%	$183,989	$96	0.21%	($1,524)	($47)	(0.10%)
NOW accounts	760,294	119	0.06	697,964	102	0.06	62,330	17	—
Money market accounts	951,194	552	0.23	909,890	714	0.32	41,304	(162)	(0.09)
Savings accounts	518,072	72	0.06	489,851	69	0.06	28,221	3	—
Time deposits (in-market)	686,590	1,889	1.10	703,580	2,238	1.29	(16,990)	(349)	(0.19)
Total interest-bearing in-market deposits	3,098,615	2,681	0.35	2,985,274	3,219	0.44	113,341	(538)	(0.09)
Wholesale brokered time deposits	662,541	280	0.17	579,149	444	0.31	83,392	(164)	(0.14)
Total interest-bearing deposits	3,761,156	2,961	0.32	3,564,423	3,663	0.42	196,733	(702)	(0.10)
FHLB advances	456,661	1,001	0.88	542,684	1,380	1.03	(86,023)	(379)	(0.15)
Junior subordinated debentures	22,681	92	1.63	22,681	94	1.68	—	(2)	(0.05)
PPPLF borrowings	—	—	—	—	—	—	—	—	—
Total interest-bearing liabilities	4,240,498	4,054	0.38	4,129,788	5,137	0.50	110,710	(1,083)	(0.12)
Noninterest-bearing demand deposits	912,295			890,628			21,667
Other liabilities	140,108			159,244			(19,136)
Shareholders' equity	540,524			532,271			8,253
Total liabilities and shareholders' equity	$5,833,425			$5,711,931			$121,494
Net interest income (FTE)		$34,977			$33,117			$1,860
Interest rate spread			2.47%			2.40%			0.07%
Net interest margin			2.55%			2.51%			0.04%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Jun 30, 2021	Mar 31, 2021	Quarter Change
Commercial loans	$223	$246	($23)
Total	$223	$246	($23)

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Six Months Ended	June 30, 2021			June 30, 2020			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$150,580	$65	0.09%	$150,325	$385	0.52%	$255	($320)	(0.43%)
Mortgage loans for sale	59,429	846	2.87	42,265	725	3.45	17,164	121	(0.58)
Taxable debt securities	973,214	6,683	1.38	905,043	11,311	2.51	68,171	(4,628)	(1.13)
FHLB stock	26,987	243	1.82	51,964	1,294	5.01	(24,977)	(1,051)	(3.19)
Commercial real estate	1,632,725	23,060	2.85	1,609,193	28,677	3.58	23,532	(5,617)	(0.73)
Commercial & industrial	823,580	15,979	3.91	699,586	13,294	3.82	123,994	2,685	0.09
Total commercial	2,456,305	39,039	3.21	2,308,779	41,971	3.66	147,526	(2,932)	(0.45)
Residential real estate	1,484,571	25,737	3.50	1,483,473	28,613	3.88	1,098	(2,876)	(0.38)
Home equity	257,494	4,177	3.27	284,151	5,483	3.88	(26,657)	(1,306)	(0.61)
Other	20,545	495	4.86	19,406	478	4.95	1,139	17	(0.09)
Total consumer	278,039	4,672	3.39	303,557	5,961	3.95	(25,518)	(1,289)	(0.56)
Total loans	4,218,915	69,448	3.32	4,095,809	76,545	3.76	123,106	(7,097)	(0.44)
Total interest-earning assets	5,429,125	77,285	2.87	5,245,406	90,260	3.46	183,719	(12,975)	(0.59)
Noninterest-earning assets	343,889			346,914			(3,025)
Total assets	$5,773,014			$5,592,320			$180,694
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$183,223	$145	0.16%	$158,902	$642	0.81%	$24,321	($497)	(0.65%)
NOW accounts	729,301	221	0.06	538,010	154	0.06	191,291	67	—
Money market accounts	930,656	1,266	0.27	808,166	3,462	0.86	122,490	(2,196)	(0.59)
Savings accounts	504,040	141	0.06	388,831	128	0.07	115,209	13	(0.01)
Time deposits (in-market)	695,038	4,127	1.20	763,552	7,556	1.99	(68,514)	(3,429)	(0.79)
Total interest-bearing in-market deposits	3,042,258	5,900	0.39	2,657,461	11,942	0.90	384,797	(6,042)	(0.51)
Wholesale brokered time deposits	621,075	724	0.24	475,822	3,706	1.57	145,253	(2,982)	(1.33)
Total interest-bearing deposits	3,663,333	6,624	0.36	3,133,283	15,648	1.00	530,050	(9,024)	(0.64)
FHLB advances	499,435	2,381	0.96	1,095,894	10,147	1.86	(596,459)	(7,766)	(0.90)
Junior subordinated debentures	22,681	186	1.65	22,681	384	3.40	—	(198)	(1.75)
PPPLF borrowings	—	—	—	1,282	2	0.31	(1,282)	(2)	(0.31)
Total interest-bearing liabilities	4,185,449	9,191	0.44	4,253,140	26,181	1.24	(67,691)	(16,990)	(0.80)
Noninterest-bearing demand deposits	901,522			677,961			223,561
Other liabilities	149,622			153,781			(4,159)
Shareholders' equity	536,421			507,438			28,983
Total liabilities and shareholders' equity	$5,773,014			$5,592,320			$180,694
Net interest income (FTE)		$68,094			$64,079			$4,015
Interest rate spread			2.43%			2.22%			0.21%
Net interest margin			2.53%			2.46%			0.07%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Six Months Ended	Jun 30, 2021	Jun 30, 2020	Change
Commercial loans	$469	$532	($63)
Total	$469	$532	($63)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Tangible Book Value per Share:
Total shareholders' equity, as reported	$547,856	$533,599	$534,195	$527,693	$520,163
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,853	6,079	6,305	6,530	6,759
Total tangible shareholders' equity	$478,094	$463,611	$463,981	$457,254	$449,495

Shares outstanding, as reported	17,320	17,306	17,265	17,260	17,260

Book value per share - GAAP	$31.63	$30.83	$30.94	$30.57	$30.14
Tangible book value per share - Non-GAAP	$27.60	$26.79	$26.87	$26.49	$26.04

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$478,094	$463,611	$463,981	$457,254	$449,495

Total assets, as reported	$5,851,980	$5,719,389	$5,713,169	$5,849,792	$5,876,960
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,853	6,079	6,305	6,530	6,759
Total tangible assets	$5,782,218	$5,649,401	$5,642,955	$5,779,353	$5,806,292

Equity to assets - GAAP	9.36%	9.33%	9.35%	9.02%	8.85%
Tangible equity to tangible assets - Non-GAAP	8.27%	8.21%	8.22%	7.91%	7.74%

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Return on Average Tangible Assets:
Net income, as reported	$17,460	$20,471	$18,566	$18,322	$21,040	$37,931	$32,941

Total average assets, as reported	$5,833,425	$5,711,931	$5,768,263	$5,864,449	$5,789,692	$5,773,014	$5,592,320
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,963	6,189	6,414	6,641	6,871	6,076	6,985
Total average tangible assets	$5,763,553	$5,641,833	$5,697,940	$5,793,899	$5,718,912	$5,703,029	$5,521,426

Return on average assets - GAAP	1.20%	1.45%	1.28%	1.24%	1.46%	1.32%	1.18%
Return on average tangible assets - Non-GAAP	1.22%	1.47%	1.30%	1.26%	1.48%	1.34%	1.20%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$17,408	$20,415	$18,524	$18,285	$21,000	$37,823	$32,869

Total average equity, as reported	$540,524	$532,271	$527,969	$519,785	$511,751	$536,421	$507,438
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	5,963	6,189	6,414	6,641	6,871	6,076	6,985
Total average tangible equity	$470,652	$462,173	$457,646	$449,235	$440,971	$466,436	$436,544

Return on average equity - GAAP	12.92%	15.55%	13.96%	13.99%	16.51%	14.22%	13.03%
Return on average tangible equity - Non-GAAP	14.84%	17.91%	16.10%	16.19%	19.15%	16.35%	15.14%